EXHIBIT 99.2

                             AUDIT COMMITTEE CHARTER
                          OF CTI INDUSTRIES CORPORATION

1.    Organization

      There shall be a committee of the Board of Directors of CTI Industries Corporation (the "Corporation") to be known as the Audit Committee. This charter (the "Charter") shall govern the operations of the Audit Committee. The Committee shall review and reassess the adequacy of this Charter at least annually, and shall submit any revisions to this Charter to the Board of Directors for their approval. The Audit Committee shall be composed of at least three directors who are independent of the management of the Corporation. A director shall be deemed independent if he is free of any relationship that, in the opinion of the Board of Directors, would interfere with exercise of independent judgment as a Committee member. To ensure that an audit committee member satisfies the definition of "independent" according to both Item 7(d) (3)
(iv) of Schedule 14A under the Securities Exchange Act and NASDAQ's SmallCap Marketplace Rules, an Audit Committee member may not:

o have been employed by the Corporation or its affiliates in the current or past three years;

o have accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

o have an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

o have been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

o have been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

In addition, the Corporation shall have one member who is designated and meets the requirements of an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. An "audit committee financial expert" shall possess all of the following five attributes:

o An understanding of generally accepted accounting principles ("GAAP") and financial statements;

o The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

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o     Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements, or experience actively supervising one or more persons engaged in such activities;

o An understanding of internal controls and procedures for financial reporting; and

o     An understanding of audit committee functions.

      The foregoing attributes must have been acquired by the audit committee financial expert through one or more of the following means:

      (1) Education and experience as a public accountant or a principal financial officer, controller or principal accounting office of a company, or experience in one or more positions involving the performance of similar functions;

      (2)   Experience actively supervising any of the persons referred to in
            (1) above;

      (3) Experience in overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

      (4)   other relevant experience.

All Audit Committee members shall be able to read and understand fundamental financial statements, including but not limited to balance sheets, income statements and cash flow statements.

2.    Statement of Policy

      The Audit Committee shall provide assistance to the Corporation's directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and financial reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and counsel or other experts for this purpose.

3.    Responsibilities and Processes

      The primary responsibility of the Audit Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible,


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in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all applicable requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

      3.1 Provide an open avenue of communication between the independent auditor, the internal auditor, management and the Board of Directors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee.

      3.2 Meet at least one time per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

      3.3 Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the corporation, and approve the compensation of the independent auditors. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

      3.4 Review and concur in the appointment, replacement, reassignment or dismissal of the internal auditor.

      3.5 Confirm and assure the independence of the independent auditors. The Audit Committee has the responsibility for ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Corporation. The Audit Committee also has the responsibility for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectively and independence of the independent auditor and for taking, or recommending that the full Board take appropriate action to oversee the independence of the independent auditors.

      3.6 Meet with the independent auditors and internal auditors to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent or internal auditors.

      3.7 Review with the independent auditors and the internal auditor(s) the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Audit Committee should also review with the independent and internal auditors the coordination of audit efforts to assure


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completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

      3.8 Inquire of management, the internal auditor(s), and the independent auditors about significant business risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

      3.9 Review with management, the independent auditors and the internal auditor(s) the interim financial report prior to the filing of the quarterly report on Form 10-Q. The Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

      3.10 The Audit Committee shall review with management, the independent auditors and the internal auditor(s) the financial statements to be included in the Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

      3.11 Review with the Board of Directors and the independent auditors at the completion of the annual examination:

            (a) The Corporation's annual financial statements and related footnotes;

            (b) The independent auditor's audit of the financial statements and his report thereon;

            (c) Any significant changes required in the independent auditor's audit plan;

            (d) Any serious difficulties or disputes with management encountered during the course of the audit; and

            (e) Other matters relating to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditor standards.

      3.12 Consider and review with management and the internal auditor(s):

            (a) Significant findings during the year and management's responses thereto;

            (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;


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            (c) Any changes required in the planned scope of their audit plan;

            (d) The internal auditing department budget and staffing; and

            (e) Internal auditing's compliance with appropriate accounting standards.

      3.13 Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee with and without members of management present to discuss results of examinations. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditor personnel, and the cooperation that the independent auditors received during the course of the audit.

      3.14 Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

      3.15 Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

      3.16 Investigate any matter brought to its attention within the scope of its duties.

      3.17 Report Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

      3.18 The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

Effective this 8th day of April, 2004, by order of this Corporation's Board of Directors.


                                        /s/ Stephen M. Merrick
                                        -----------------------------
                                        Stephen M. Merrick, Secretary


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